UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2008
BIOHEART, INC.

(Exact name of registrant as specified in its charter)
Florida

(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

(Address of principal executive offices, including zip code)
(954) 835-1500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
As previously disclosed, on October 15, 2008, Bioheart, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (the “NASDAQ Letter”) advising that, for the last ten consecutive trading days, the market value of the Company’s listed securities had been below the minimum $35 million requirement for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 4310(c)(3)(B) (the “Market Value of Listed Securities Requirement”). Furthermore, NASDAQ stated that the Company does not comply with NASDAQ Marketplace Rule 4310(c)(3)(A) or 4310(c)(3)(C), which requires the Company to have either minimum stockholders’ equity of $2.5 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.
The Company was provided 30 calendar days, or until November 14, 2008 (the “Compliance Period”), to regain compliance with the Market Value of Listed Securities Requirement. This required, at a minimum, that the market value of the Company’s listed securities equal or exceed $35.0 million for a minimum of 10 consecutive business days at any time during the Compliance Period.
On November 17, 2008, the Company received a NASDAQ Staff Determination indicating that the Company has failed to regain compliance with the Market Value of Listed Securities Requirement, and that the Company’s securities are, therefore, subject to delisting from The NASDAQ Capital Market. Accordingly, unless the Company requests an appeal of this Staff Determination, trading of the Company’s common stock will be suspended at the opening of business on November 26, 2008 and NASDAQ will remove the Company’s securities from listing and registration on the NASDAQ Capital Market.
The Company intends to appeal the Staff Determination and to request a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to review the Staff Determination. A hearing request will stay the suspension of the Company’s securities pending the Panel’s decision. There can be no assurance the Panel will grant the Company’s request for continued listing. If the Company is unsuccessful in maintaining its NASDAQ listing, then the Company may pursue listing and trading of the Company’s common stock on the Over-The-Counter Bulletin Board or another securities exchange or association with different listing standards than NASDAQ.
On November 20, 2008, the Company issued a press release announcing that it had received the NASDAQ Letter. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements:
Except for historical matters contained herein, statements made in this Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.
Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to obtain additional financing; (ii) our ability to control and reduce our expenses; (iii) our ability to establish a distribution network for and commence distribution of certain products for which we have acquired distribution rights; (iv) our ability to timely and successfully complete our clinical trials; (v) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (vi) the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; (vii) our dependence on the success of our lead product candidate; (viii) our inability to predict the extent of our future losses or if or when we will become profitable; (ix) our ability to protect our intellectual property rights; and (x) intense competition. We are also subject to the risks and uncertainties described in our filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 10-K/A and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1	Press Release dated as of November 20, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 20, 2008

BIOHEART, INC.
By:	/s/ William H. Kline
William H. Kline
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated November 20, 2008

5